Independent Auditors' Consent





The Board of Directors
Audiovox Corporation:


We consent to incorporation by reference in the registration statements (No. 33-18119 and 33-65580) on Form S-8 of Audiovox Corporation and subsidiaries of our report dated March 15, 2002, with respect to the consolidated balance sheets of Audiovox Corporation and subsidiaries as of November 30, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended November 30, 2001, and the related financial statement schedule, which report appears in the November 30, 2001 annual report on Form 10-K of Audiovox Corporation and subsidiaries.





                                                              s/KPMG LLP
                                                              ---------------
                                                                KPMG LLP




Melville, New York
March 15, 2002

                                                    Exhibit 23




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